UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2007

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-14827 (Commission File Number)	06-1488212 (IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On May 23, 2007, EVCI Career Colleges Holding Corp., completed the previously announced financing (the “ComVest Financing”) with ComVest Investment Partners III, L.P (“ComVest”), an affiliate of ComVest Group Holdings LLC, and participating EVCI senior management (“Participating Management”). EVCI received gross proceeds of $10,100,000 from the sale of the following securities:

Secured Subordinated Notes. EVCI borrowed $8,736,374 and issued promissory notes (collectively, the “Notes”) with the following terms:

•
Interest accrues at 12% per annum. The first 12 months of interest of $1,048,365 was prepaid at closing and increased the principal of the Notes to $9,784,739. After 12 months, the interest will accrue at 12% per annum compounded quarterly. Payment of interest in cash is deferred pursuant to an intercreditor agreement with Harris N.A.

•
Subject to limits on ownership referred to below, convertible at the holder’s option, if not repaid within 12 months after issuance, into shares of EVCI’s common stock at $0.60 per share, subject to full ratchet and other anti-dilution provisions.

•	Secured by a second lien on substantially all assets of EVCI. The lien is junior to EVCI’s current bank debt and senior to all other current and future debt.

•
Mature in 36 months, subject to earlier maturity upon the occurrence of certain events, including the failure of EVCI’s stockholders to approve an increase in EVCI’s authorized shares of common stock (the “Share Authorization”) sufficient to permit the full conversion of the Notes and the full exercise of the Warrants referred to below.

Common Stock. EVCI issued 2,525,234 shares of common stock (the “Shares”) at $0.54 per share, or a total of $1,363,626.

Warrants. EVCI issued warrants to purchase a total of 26,904,762 million shares of EVCI common stock. Warrants to purchase up to an additional 595,238 shares of common stock are issuable to Participating Management upon paying $398,810 when requested to collateralize, together with ComVest, a letter(s) of credit of up to $6,700,000. The letter(s) of credit would be issuable to the U.S. Department of Education and, if required, to the New York State Education Department, or its designee, in order to satisfy financial responsibility standards. The issued and issuable warrants (“Warrants”) have and will have the following terms:

•	Exercisable for three years at $0.54 per share, subject to full ratchet and other anti-dilution provisions.

•	Permit a cashless exercise.

•
Warrants to purchase up to 1,000,000 shares have been exercisable by ComVest since issuance of the Warrants. Warrants to purchase up to 26,500,000 shares are not exercisable unless the Share Authorization is obtained. Furthermore, exercise is also subject to limits on ownership referred to below.

* * *

Exemption. EVCI issued the Notes, Shares and Warrants in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) thereof..

Limits on Ownership. The Notes cannot be converted and Warrants cannot be exercised if, after giving effect to such conversion and/or exercise, Comvest and its affiliates would own more than 24.9% or 49.9% of EVCI’s outstanding common stock as each such percentage would result in change of control that has not been preapproved as required by the rules and regulations of the regulators and accreditors of EVCI’s colleges. This is to ensure that a change of control of EVCI does not occur prior to obtaining those approvals.

Participating Management. Dr. Arol I. Buntzman, EVCI’s Chairman, Dr. John J. McGrath, EVCI’s Chief Executive Officer and President, Joseph D. Alperin, EVCI’s General Counsel and Vice President for Corporate Affairs and Stephen Schwartz, EVCI’s Chief Financial Officer, constitute Participating Management. Participating Management’s investment of $1,000,000 is on a pro rata basis with ComVest and constitutes approximately 6.0% of the $16,800,000 sum of the $10,100,000 gross proceeds and credit enhancement obligation for the letter(s) of credit of up to $6,700,000. The total investment by each member of Participating Management is: Dr. Buntzman, $500,000; Dr. McGrath, $250,000; Mr. Alperin, $125,000 and Mr. Schwartz, $125,000.

Registration Rights. ComVest and Participating Management will have the right to have EVCI register for resale under applicable securities laws their Shares and the authorized shares of common stock underlying their Notes and Warrants. They will have two demand and unlimited piggyback registration rights.

For additional information concerning the ComVest Financing and related employment compensation arrangements with Participating Management, see EVCI’s press release dated May 23, 2007, filed as Exhibit 99.1 to this Report, and Amendment Nos. 1 and 2 to EVCI’s Form 10-K/A for the fiscal year ended December 31, 2006 (the “2006 Form 10-K”), as filed with the SEC on May 1, 2007 and May 23, 2007.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the ComVest Financing, ComVest was granted the right to designate up to three directors to EVCI’s Board. ComVest designees that satisfy the Nasdaq definition of independent director will be appointed to EVCI’s Audit and Compensation Committees.

Future increases in compensation of any executive officer and additional grants of options to an executive officer will require the unanimous consent of the EVCI Compensation Committee. ComVest’s initial director designees are Brian H. Fluck, Inder Tallur and Donald Grunewald (who was already an EVCI director).

Effective upon the closing of the ComVest Financing, Royce Flippin, Jr. and Richard Goldenberg resigned as EVCI directors. EVCI’s Board elected Brian H. Fluck a Class 3 director, to fill the vacancy created by the resignation of Mr. Goldenberg, for a term expiring at the 2008 annual meeting of stockholders and elected Inder Tallur a Class 2 director, to fill the vacancy created by the resignation of Mr. Flippin, for a term expiring at the 2007 annual meeting of stockholders. EVCI’s Board also appointed Messrs. Fluck and Tallur to serve on its Audit Committee and Compensation Committee. Messrs. Fluck and Tallur satisfy The Nasdaq Stock Market and Boston Stock Exchange definitions of independent director. As required by the terms of the ComVest Financing, Messrs. Fluck and Tallur will be nominees for election as directors at EVCI’s annual stockholders meeting to be held this summer.

Also effective upon closing of the ComVest Financing, Mr. Goldenberg resigned as EVCI’s Chief Financial Officer and was replaced by Stephen Schwartz. Mr. Schwartz resigned as Vice President of Operations upon becoming Chief Financial Officer. The terms of Mr. Schwartz’s employment agreement are disclosed in the 2006 Form 10-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Dated: May 30, 2007	By:	/s/ Joseph D. Alperin
Name: Joseph D. Alperin
Title: General Counsel and Vice President for Corporate Affairs

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 23, 2007.